Filed Pursuant to Rule 424(b)(5)

Registration No. 333-266902

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 25, 2022)

REE Automotive Ltd.

Up to $35,000,000

Class A Ordinary Shares

We have entered into an At The Market Offering Agreement, dated July 14, 2023, or the Offering Agreement, with H.C. Wainwright & Co., LLC, or the sales agent or Wainwright, relating to Class A ordinary shares, no par value, or the Class A ordinary shares, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Offering Agreement, we may offer Class A ordinary shares from time to time through the sales agent. This prospectus supplement and the accompanying prospectus is offering Class A ordinary shares having an aggregate offering price of up to $35,000,000.

Our Class A ordinary shares trade on the Nasdaq Capital Market, or Nasdaq, under the symbol “REE.” On July 10, 2023, the last sale price of the shares as reported on Nasdaq was $0.38 per share.

Sales of our Class A ordinary shares, if any, pursuant to this prospectus supplement and the accompanying prospectus will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our Class A ordinary shares into the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on terms mutually agreed upon between Wainwright and us.

We also may sell Class A ordinary shares to Wainwright, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to Wainwright, as principal, we will enter into a separate terms agreement, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to Wainwright for sales of our Class A ordinary shares pursuant to the Offering Agreement will be in an amount of 3.0% of the gross sales price of all Class A ordinary shares sold thereunder. In connection with the sale of the Class A ordinary shares on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our Class A ordinary shares involves risks. See “Risk Factors” beginning on page S-6  of this prospectus supplement and on page 4 of the accompanying prospectus for information regarding risks you should consider before investing in our Class A ordinary shares.

None of the Securities and Exchange Commission, any state securities commission or the Israel Securities Authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 14, 2023

Table of Contents

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of a registration statement on Form F-3 with the Securities and Exchange Commission, or the SEC on August 16, 2022, as part of a “shelf” registration process. Under the shelf registration process, we may sell our Class A ordinary shares in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our Class A ordinary shares being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the sales agent have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the sales agent is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our Class A ordinary shares, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents Incorporated by Reference.”

Except as expressly stated or the context otherwise requires, the terms “we,” “us,” “our,” “REE” and the “Company” refer to REE Automotive Ltd.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein include certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding REE or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “will”, “might,” “plan,” “possible,” “potential,” “predict,” “project,” “estimate”, “seek,” “should,” “would”, “target” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements in this prospectus supplement and certain documents incorporated by reference herein may include , among other things, statements about REE’s strategic and business plans, technology, relationships, objectives and expectations for our business, the impact of trends on and interest in our business, intellectual property or product and its future results, operations and financial performance and condition

These forward-looking statements are based on information available as of the date of this prospectus supplement and the date of certain documents incorporated by reference herein and current expectations, forecasts and assumptions. Although REE believes that the expectations reflected in forward-looking statements are reasonable, such statements involve unknown number of risks, uncertainties, judgments and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. These factors are difficult to predict accurately and may be beyond REE’s control. Forward-looking statements in this prospectus supplement and certain documents incorporated by reference herein speak only as of the date made and REE undertakes no obligation to update its forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this communication may not occur.

Some factors that could cause actual results to differ include:

●	REE’s ability to commercialize its strategic plan;

●	REE’s ability to maintain and advance relationships with current Tier 1 suppliers and strategic partners;

●	development of REE’s advanced prototypes into marketable products;

●	REE’s ability to grow and scale manufacturing capacity through relationships with Tier 1 suppliers;

●	REE’s estimates of unit sales, expenses and profitability and underlying assumptions;

●	REE’s reliance on its UK Engineering Center of Excellence, or the UK Engineering Center, for the design, validation, verification, testing and homologation of its products;

●	REE’s limited operating history;

●	risks associated with building out of REE’s supply chain;

●	risks associated with plans for REE’s initial commercial production;

●	REE’s dependence on suppliers, some of which are or will be single or limited source;

●	development of the market for commercial EVs;

S-iii

●	risks associated with data security breach, failure of information security systems and privacy concerns;

●	risks related to lack of compliance with Nasdaq’s minimum bid price requirement;

●	future sales of our securities by existing material shareholders or by us could cause the market price for the Class A Ordinary Shares to decline;

●	potential disruption of shipping routes due to accidents, political events, international hostilities and instability, piracy or acts by terrorists;

●	intense competition in the e-mobility space, including with competitors who have significantly more resources;

●	risks related to the fact that REE is incorporated in Israel and governed by Israeli law;

●	REE’s ability to make continued investments in its platform;

●	the impact of the COVID-19 pandemic, inflation, interest rate changes, the ongoing conflict between Ukraine and Russia and any other worldwide health epidemics or outbreaks that may arise and adverse global conditions, including macroeconomic and geopolitical uncertainty;

●	the global economic environment;

●	general market, political and economic conditions in the countries in which we operate;

●	fluctuations in interest rates and foreign exchange rates;

●	the need to attract, train and retain highly-skilled technical workforce;

●	changes in laws and regulations that impact REE;

●	REE’s ability to enforce, protect and maintain intellectual property rights and to defend itself from claims that it infringed on third party intellectual property rights;

●	REE’s ability to retain engineers and other highly qualified employees to further its goals; and

●	those factors referred to in our in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission on March 28, 2023, or the 2022 Annual Report, incorporated by reference herein in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our 2022 Annual Report generally, which is incorporated by reference into this prospectus.

These forward-looking statements speak only as of the date they are made, and REE undertakes no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our Class A ordinary shares.

Company Overview

REE is an automotive technology company whose mission is to be the cornerstone for zero-emission electric and autonomous vehicles. REE aims to empower global companies, such as original equipment manufacturers, or OEMs, delivery and logistics fleets, dealers, e-commerce retailers, new mobility players, Mobility-as-a-Service providers and autonomous drive companies, in the build-out of any size or shape of electric or autonomous vehicle – from Class 1 through Class 6, focusing primarily on Class 3 through 5 platform models on the P7 EV platform. REE envisions a future where electric vehicles, or EV, and autonomous vehicles, or AV, will be “Powered by REE™”.

Corporate Information

Our registered office and principal place of business is located at Kibbutz Glil-Yam, Israel 4690500 and our telephone number in Israel is +972 (77) 899-5200. Our website address is https://ree.auto/. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates, whose address is 850 Library Avenue, Newark, Delaware 19711, and its telephone number is +1 (302) 738-6680.

THE OFFERING

Issuer	REE Automotive Ltd.

Class A Ordinary shares offered by us Class A Ordinary shares to be outstanding immediately after this offering

Class A ordinary shares having an aggregate offering price of up to $35,000,000.

Up to 338,732,093 Class A ordinary shares, assuming a sales price of $0.38 per Class A ordinary share, which was the closing price of our Class A ordinary shares on Nasdaq on July 10, 2023. The actual number of Class A ordinary shares issued will vary depending on the price at which Class A ordinary shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Wainwright. Wainwright has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to make sales of the Class A ordinary shares offered hereby. Please read “Plan of Distribution” in this prospectus supplement for more information.

Use of proceeds	We intend to use the net proceeds we receive from the sale of the shares of Class A ordinary shares for general corporate purposes, including continued product development and commercialization. Please read “Use of Proceeds” in this prospectus supplement for more information.

Exchange listing	Our Class A ordinary shares are listed on Nasdaq under the symbol “REE.”

Risk factors	Investing in our Class A ordinary shares involves risks. Please read “Risk Factors” on page S-6 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents that we have incorporated by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.

Unless otherwise indicated, the number of Class A ordinary shares outstanding after this offering is based on 246,626,830 Class A ordinary shares outstanding as of March 31, 2023, and excludes as of such date:

●	102,926,354 Class A ordinary shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $0.20 per Class A ordinary share;

●	2,319,633 Class A ordinary shares issuable upon the vesting of restricted share units, or RSUs, outstanding; and

●	44,410,582 Class A ordinary shares reserved for future awards under our equity incentive plans.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options described above.

RISK FACTORS

An investment in our Class A ordinary shares involves risks. You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our 2022 Annual Report. If any of these risks were to materialize, our business, prospects, results of operations and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. In that event, you may lose all or part of your investment in the Class A ordinary shares.

Risks Related to Our Class A Ordinary Shares and This Offering

Management has broad discretion as to the use of proceeds of this offering, and we may not use these proceeds in a manner desired by our shareholders.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as our business evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return.

Sales of a substantial number of our Class A ordinary shares in the public market could cause our share price to fall.

We may issue and sell additional Class A ordinary shares in the public markets, including under this prospectus supplement. As a result, a substantial number of our Class A ordinary shares may be sold in the public market. Sales of a substantial number of our Class A ordinary shares in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our Class A ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

It is not possible to predict the actual number of shares we will sell under the Offering Agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of the Offering Agreement. The number of shares that are sold through the sales agent after delivering a sales notice will fluctuate based on a number of factors, including the market price of the Class A ordinary shares during the sales period, the limits we set with the sales agent in any applicable sales notice, and the demand for our Class A ordinary shares during the sales period. Actual gross proceeds may be less than $35.0 million. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds that will be sold to be raised in connection with those sales.

The Class A ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of substantial amounts of our Class A ordinary shares, or the possibility that such sales could occur, could adversely affect the market price of our Class A ordinary shares.

In order to raise additional capital, we may in the future offer additional Class A ordinary shares or other securities convertible into or exchangeable for our Class A ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A ordinary shares, or securities convertible or exchangeable into Class A ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We expect that we will need to raise additional funds and these funds may not be available to us when we need them, or may only be available on unfavorable terms. As a result, we may be unable to meet our future capital requirements, which could limit its ability to grow and jeopardize its ability to continue its business operations.

Even if we sell all $35,000,000 of Class A ordinary shares in this offering, we expect that we will need to raise additional capital to respond to customer demands, including production ramp up, business opportunities, challenges, technological advancements, competitive dynamics or technologies, acquisitions or unforeseen circumstances and we may determine to engage in equity or debt financings or enter into credit facilities. In order to further business relationships with our potential customer base or partners, we may issue equity or equity-linked securities to potential customers or partners. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities or if we issue equity or equity-linked securities to potential customers to further business relationships, our existing stockholders could experience significant dilution. Any debt financing obtained by us in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require them, we would need to scale back our operations or decrease the level of investment in product development and production ramp up which could have a material adverse effect on our ability to continue to grow or support our business and to respond to business challenges.

There may be future dilution of our Class A ordinary shares, which could adversely affect the market price of our Class A ordinary shares.

We are not restricted from issuing additional Class A ordinary shares from time to time. For example, we may issue at any time, including during this offering, additional Class A ordinary shares to raise cash for future capital expenditures or for other purposes. We may also acquire interests in other companies by using a combination of cash and our Class A ordinary shares or just our Class A ordinary shares. We may also issue securities convertible into, exchangeable for or that represent the right to receive our Class A ordinary shares. Any of these events may dilute your ownership interest in us, reduce our earnings per share and have an adverse effect on the price of our Class A ordinary shares. In addition, sales of a substantial amount of our Class A ordinary shares in the public market, or the perception that these sales may occur, could reduce the market price of our Class A ordinary shares.

If we are unable for any reason to meet the continued listing requirements of Nasdaq, such action or inaction could result in a delisting of the Class A ordinary shares.

On November 10, 2022, we announced that we received an initial notification letter from Nasdaq’s Listing Qualifications Department notifying us that we had 180 days, or until May 8, 2023, to regain compliance with the minimum bid price requirement set forth in Nasdaq’s continued listing rules. Nasdaq’s continued listing rules require that listed securities maintain a minimum bid price of $1.00 per share, and that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days or more. On May 9, 2023, Nasdaq notified us that we were eligible for a second 180 day compliance period, or until November 6, 2023, to regain compliance with the minimum bid price requirement in order to maintain the listing. To regain compliance with the minimum bid price requirement, the Class A ordinary shares must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. In the event that we do not regain compliance by November 6, 2023, then Nasdaq will notify us of its determination to delist our Class A ordinary shares, at which point we will have an opportunity to appeal the delisting determination to a hearings panel.

If we fail to satisfy the continued listing requirements of Nasdaq, such as the minimum closing bid price requirement, Nasdaq may take steps to delist our Class A ordinary shares. Such a delisting would likely have a negative effect on the price of the Class A ordinary shares and would impair your ability to sell or purchase the Class A ordinary shares when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our Class A ordinary shares to become listed again, stabilize the market price or improve the liquidity of our Class A ordinary shares, prevent our Class A ordinary shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

USE OF PROCEEDS

We may issue and sell Class A ordinary shares having aggregate gross sales proceeds of up to $35,000,000 from time to time. The amount of proceeds from this offering will depend upon the number Class A ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Offering Agreement with the sales agent.

We intend to use the net proceeds we receive from the sale of the Class A ordinary shares for general corporate purposes, including continued product development and commercialization. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

CAPITALIZATION

The following table presents our capitalization as of March 31, 2023:

●	on an actual basis; and

●	on an as adjusted basis, to give effect to the assumed sale of an aggregate of 92,105,263 Class A ordinary shares in this offering at a public offering price of $0.38 per Class A ordinary share, the last reported sale price of our Class A ordinary shares on the Nasdaq on July 10, 2023, for aggregate gross proceeds of $35,000,000, and after deducting estimated commissions and estimated offering expenses payable by us.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying prospectus.

	As of March 31, 2023
	Actual	As Adjusted
	(U.S.$ in thousands)
Shareholders’ equity:
Class A ordinary shares, without par value, 1,000,000,000 authorized; 246,626,830 shares issued and outstanding (actual); and 338,732,093 shares issued and outstanding (as adjusted)	$-	$-
Class B ordinary shares, without par value, 83,417,110 authorized; 83,417,110 shares issued and outstanding (actual); and 83,417,110 shares issued and outstanding (as adjusted)
Share premium	902,063	935,703
Accumulated deficit	(750,550)	(750,550)
Total shareholders’ equity	$151,513	$185,153

The above table is based on 246,626,830 Class A ordinary shares outstanding as of March 31, 2023 and excludes as of such date the following:

●	102,926,354 Class A ordinary shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $0.20 per Class A ordinary share;

●	2,319,633 Class A ordinary shares issuable upon the vesting of restricted stock units, or RSUs, outstanding; and

●	44,410,582 Class A ordinary shares reserved for future awards under our equity incentive plans.

DESCRIPTION OF class a ORDINARY SHARES

This section summarizes the general terms of our Class A ordinary shares. The following description is only a summary and does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Association, as amended, or our articles of association. Our articles of association have been incorporated by reference as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus form a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus for information on how to obtain copies.

A description of our Class A ordinary shares can be found in Exhibit 2.5 “Description of Securities,” in our 2022 Annual Report and incorporated by reference herein.

PLAN OF DISTRIBUTION

We have entered into the Offering Agreement with Wainwright, under which we may issue and sell from time to time Class A ordinary shares having an aggregate offering price of not more than $35,000,000 through Wainwright as our sales agent. Sales of the Class A ordinary shares, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our Class A ordinary shares into the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer our Class A ordinary shares at prevailing market prices subject to the terms and conditions of the Offering Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Offering Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of Class A ordinary shares requested to be sold by us. We or Wainwright may suspend the offering of the Class A ordinary shares being made through Wainwright under the Offering Agreement upon proper notice to the other party.

Settlement for sales of Class A ordinary shares will occur on the second business day or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright, upon each sale of our Class A ordinary shares pursuant to the Offering Agreement, a commission in cash equal to 3.0% of the gross proceeds from each sale of our Class A ordinary shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the reasonable fees and expenses of its legal counsel incurred in connection with entering into the transactions contemplated by the Offering Agreement in an amount up to $50,000 in the aggregate. Additionally, pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the Offering Agreement in an amount up to $2,500 in the aggregate per calendar quarter. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the Offering Agreement, will be approximately $310,000. We will report at least quarterly the number of our Class A ordinary shares sold through Wainwright under the Offering Agreement and the resulting net proceeds to us.

In connection with the sales of Class A ordinary shares on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright may be deemed to be underwriting commissions or discounts. We have agreed in the Offering Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our Class A ordinary shares pursuant to the sales agreement will terminate upon the earlier of the (i) sale of all of our Class A ordinary shares provided for in this prospectus supplement or (ii) termination of the Offering Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our Class A ordinary shares while the offering is ongoing under this prospectus supplement.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the sales agent may trade our securities for its own account or for the accounts of customers, and, accordingly, the sales agent may at any time hold long or short positions in such securities. This summary of the material provisions of the Offering Agreement does not purport to be a complete statement of its terms and conditions. We filed a copy of the Offering Agreement with the SEC on a Report of Foreign Private Issuer on Form 6-K on July 14, 2023.

This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the Class A ordinary shares offered by this prospectus supplement will be passed upon for us by Herzog Fox & Neeman, Tel Aviv, Israel. Certain legal matters will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for H.C. Wainwright & Co., LLC in connection with this offering.

EXPERTS

The consolidated financial statements of REE Automotive Ltd. appearing in REE Automotive Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on March 28, 2023, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES

The following table sets forth costs and expenses, other than any commissions and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$180,000
Accounting fees and expenses	$80,000
Miscellaneous fees and expenses	$50,000
Total	$310,000

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, https://ree.auto, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus a supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

●	our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on March 28, 2023;

●	our current report on Form 6-K filed with the SEC on April 27, 2023;

●	our current report on Form 6-K filed with the SEC on May 10, 2023;

●	our current report on Form 6-K filed with the SEC on June 27, 2023 ((solely with respect to the first paragraph of the press release attached as Exhibit 99.1 thereto); and

●	the description of our ordinary shares contained in Exhibit 2.5 to our annual report on Form 20-F for the fiscal year ended December 31, 2022.

In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus will also be incorporated by reference into this prospectus (if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary

REE Automotive Ltd.

Kibbutz Glil-Yam

Israel 4690500

Tel: +972 (77) 899-5200

PROSPECTUS

$200,000,000

Class A Ordinary Shares

Debt Securities

Rights

Warrants

Units

REE Automotive Ltd. (“REE,” “we,” “us” or “the Company”) may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our Class A ordinary shares are listed on the NASDAQ Global Select Market under the symbol “REE.” On August 25, 2022, the last reported sale price of our Class A ordinary shares was $1.34 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”

We have not authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, “REE,” “we,” “us,” “our,” “the Company” and similar terms refer to REE Automotive Ltd. and its subsidiaries on a consolidated basis.

The term “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar” and “$” refer to U.S. dollars, the lawful currency of the United States.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “REE” design logo is the property of REE Automotive Ltd. We have several other trademarks and service marks. Although we have omitted trademark designations in this prospectus, all rights to such trademarks are nevertheless reserved. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are usually identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “projection,” “should,” “strategy,” “will,” or similar expressions. These statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information currently available as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

COMPANY OVERVIEW

REE is an automotive technology company whose mission is to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as we carry the next generation of electric and autonomous vehicles on a truly modular and scalable platform. We aim to empower global mobility companies to build any size or shape of electric or autonomous vehicle – from Class 1 through Class 6 - for any application and target market. We envision a future where electric vehicles and autonomous vehicles will be Powered by REE™.

REE is a development stage company actively executing our business plan and establishing strategic collaborations with industry leaders to expand our industry footprint across segments. We are currently developing full vehicle prototypes with REEcornerTM technology, preparing to commence commercial trials of our P7 Platform and developing our currently untested plans to outsource manufacturing and to assemble components at future Integration Centers. Our products are designed to be operated on either battery or fuel cells and in any drive mode, both human-driven and autonomous while affording full design freedom to our potential customers.

As a horizontally integrated player, REE plans to initially target commercial and mobility as a service (“MaaS”) markets by commercially engaging auto manufacturers, original equipment manufacturers, parcel/courier delivery and logistic companies, e-commerce retailers, new mobility players, MaaS providers and autonomous drive companies with its proposed offering to build entire fleets tailored to their exact needs based on REEplatformTM technology without the need to be constrained to off-the-shelf offerings. We offer many customer benefits including complete vehicle design freedom based on exact business requirements, enabling reduction in time-to-market, more space and volume with the smallest footprint, lower total cost of ownership, faster development times, advanced driver-assistance systems compatibility, and reduced maintenance and global safety standard compliance.

Additionally, REE is building a partner ecosystem to enable and accelerate adoption of REE’s products. This includes collaborations with partners not only to develop full vehicle offerings but also to provide a comprehensive ecosystem of enabling capabilities and services, such as vehicle financing, batteries, charging infrastructure, aftersales, service and Data-as-a-Service, for a full turn-key solution intended to enable and expedite a smooth transition for our potential customers from internal combustion engine vehicles to electric vehicle fleets.

CORPORATE INFORMATION

Our registered office and principal place of business is located at Kibbutz Glil-Yam, Israel 4690500 and our telephone number in Israel is +972 (77) 899-5193. Our website address is https://ree.auto/. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates, whose address is 850 Library Avenue, Newark, Delaware 19711.

RISK FACTORS

Investing in any securities described in this prospectus involves risks. You should carefully consider the risk factors set forth in our most recent annual report on Form 20-F, and the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement hereto, before making a decision to invest in our securities. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $200 million. The actual price per share of the Class A ordinary shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Class A ordinary shares, debt securities, subscription rights, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $200 million.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 1,000,000,000 Class A ordinary shares, without par value, of which 239,563,002 Class A ordinary shares were issued and outstanding as of June 30, 2022, as well as 83,417,110 Class B ordinary shares, no par value, of which 83,417,110 Class B ordinary shares were issued and outstanding as of June 30, 2022. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

A description of our ordinary shares can be found in “Description of Securities,” filed as Exhibit 2.6 to our annual report on Form 20-F filed on March 28, 2022 and incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) and, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for our Class A ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Class A ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each Class A ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the Class A ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Class A ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and U.S. federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

●	block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the method of distribution;

●	the public offering price or purchase price and the proceeds to us from that sale;

●	the expenses of the offering;

●	any discounts to be allowed or paid to the underwriters, dealers or agents;

●	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

●	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and executive officers and any Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and most of our directors and executive officers are located outside of the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.

We have irrevocably appointed Puglisi & Associates located at 850 Library Avenue, Newark, Delaware 19711, +1 (302) 738-6680 as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

We have been informed by our Israeli counsel, Goldfarb Seligman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Securities Exchange Act of 1934, as amended, the Exchange Act, and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things, the following key conditions are met:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the judgment is enforceable according to the law of the foreign state in which the relief was granted;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel; and

●	the substance of the judgment and its enforcement is not contrary to the law, public policy, security or sovereignty of the State of Israel.

Even if the above conditions are met, an Israeli court will not enforce a U.S. judgment in a civil matter if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases and a request by the attorney general);

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in NIS, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in NIS at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in non-Israeli currency. Pending collection, the amount of the judgment of an Israeli court stated in NIS ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expense	Estimated Amount
SEC registration fee		$18,540
FINRA filing fee		30,500
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

Goldfarb Seligman & Co., Tel Aviv, Israel will pass upon the validity of the securities being registered hereby and certain other legal matters in connection with the registration of such securities. White & Case LLP, New York, New York will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of REE Automotive Ltd. appearing in REE Automotive Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021, as filed with the SEC on March 28, 2022, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https://ree.auto/), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

●	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 28, 2022;

●	our current report on Form 6-K filed with the SEC on May 17, 2022 (other than Exhibit 99.1 thereto);

●	our current report on Form 6-K filed with the SEC on August 16, 2022 (other than Exhibit 99.1 thereto); and

●	the description of our ordinary shares contained in Exhibit 2.6 to our annual report on Form 20-F for the fiscal year ended December 31, 2021.

In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus (if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents.

REE Automotive Ltd.

Up to $35,000,000

Class A Ordinary Shares

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Prospectus Supplement

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H.C. Wainwright & Co.

July 14, 2023